                                                                   EXHIBIT 10.11


                                                                  EXECUTION COPY

                      SETTLEMENT AND TERMINATION AGREEMENT

                                   dated as of

                                 April 17, 2002

                                     between

                             SAMUELS JEWELERS, INC.


                                       and


                             WILKERSON & ASSOCIATES

                      SETTLEMENT AND TERMINATION AGREEMENT

         This SETTLEMENT AND TERMINATION AGREEMENT ("Agreement"), dated as of April 17, 2002, is made and entered into by and between Samuels Jewelers, Inc., a Delaware corporation ("SAMUELS"), and Wilkerson & Associates, an Arkansas corporation ("WILKERSON").

                                 R E C I T A L S

         WHEREAS, Samuels and Wilkerson are parties to that certain Assets Purchase Agreement, dated as of December 15, 1999 (the "ASSET PURCHASE AGREEMENT"), which set forth the terms and conditions relating to a purchase by Samuels of certain assets owned by Wilkerson in a chain of jewelry stores operating under the name of Musselman Jewelers;

         WHEREAS, under the terms of the Asset Purchase Agreement, Samuels transferred shares of its common stock, par value $.001 per share, to Wilkerson as part of the purchase price for the assets purchased by Samuels thereunder;

         WHEREAS, in addition to the transfer of shares of its common stock, Samuels provided Wilkerson a right with respect to such transferred shares to cause Samuels to repurchase such shares or any portion thereof (as further described in Section 2.3 of the Asset Purchase Agreement, the "PUT RIGHT"); and

         WHEREAS, upon the terms and subject to the conditions set forth herein, Samuels and Wilkerson wish to terminate and cancel the Put Right so that such right may be of no further force and effect;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         The following terms, as used herein, have the following meanings:

         "Final Payment Date" shall mean June 30, 2002.

         "Law" shall mean all laws, statutes, ordinances, regulations, orders, writs, rulings, judgments, directives, injunctions and decrees of any executive office, legislature, court, governmental agency, commission, or administrative, regulatory or self-regulatory authority or instrumentality, domestic or foreign.

         "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, or other encumbrance of any kind, or any conditional sales contract, title retention contract, or other contract to give any of the foregoing.

         "Payee's Account" shall mean an account of Wilkerson designated to Samuels in writing at least three (3) business days prior to the Final Payment Date.

         "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

         "Sales Agreement" shall mean that certain Agreement, dated as of the date hereof, between Wilkerson and Samuels, which relates to Samuels' retention of Wilkerson as its agent for the purposes of liquidating inventory at the jewelry store located as 1485 Pole Line Road, Twin Falls, Idaho 83301.

         "Settlement Amount" shall mean $100,000.

         All references in this Agreement to an "Article," "Section," "Exhibit" or "Schedule" are to an Article, Section, Exhibit or Schedule of this Agreement, unless the context requires otherwise. Unless the context requires otherwise, the words "this Agreement," "hereof," "hereunder," "herein," "hereby" or words of similar import refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein include the masculine, feminine and neuter gender, and the singular and the plural. The words "include", "includes" and "including" shall mean "include, without limitation,", "includes, without limitation" and "including, without limitation,", respectively. All references herein to "dollars" or "$" refer to currency of the United States of America.


                                   ARTICLE II

                           SETTLEMENT AND TERMINATION

         Section 2.1 Settlement. In exchange for Wilkerson's agreement as set forth in Section 2.2 below, Samuels:

                 (a) shall pay the Settlement Amount to Wilkerson, with payment to be made by Samuels as provided and in accordance with the terms of Section 1.4(a) of the Sales Agreement, provided that, if Wilkerson shall not have received payment of the complete Settlement Amount prior to the Final Payment Date, Samuels shall pay, in cash by wire transfer of immediately available funds to the Payee's Account, on the Final Payment Date an amount equal to the Settlement Amount minus the amount theretofore paid under the terms of Section 1.4(a) of the Sales Agreement; and



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                 (b) shall, in respect of its termination of business operations at the first ten (10) jewelry store locations it decides to close after the date hereof, permit Wilkerson the opportunity to bid and make a proposal with respect to conducting the termination of operations at such site, including, without limitation, the sale of merchandise and liquidation of inventory in connection therewith. In performing its obligations under this Section 2.1(b), upon Samuels' determination to terminate its business operations at a specific jewelry store location, it shall provide Wilkerson notice of such determination at least ten (10) days prior to Samuels' final decision as to the manner in which it intends to conduct the termination of the business operations at the applicable location and, as part of such notice, shall provide Wilkerson with a copy of the standard twelve-month operating statement (in similar form and substance with such twelve-month operating statement provided to Wilkerson in connection with Wilkerson's investigation of detail in respect of the jewelry store location that is the subject of the Sales Agreement) for the applicable jewelry store location for the purpose of enabling Wilkerson to formulate its bid or proposal. Unless otherwise mutually agreed by Wilkerson and Samuels, if Wilkerson fails to provide a bid or proposal (for conducting the termination of business operations at the applicable store location) on or before the tenth
(10th) day immediately following the date upon which Samuels provided the foregoing notice to Wilkerson (with respect to the applicable location), for the avoidance of doubt, Samuels shall nevertheless be considered to have provided the opportunity to Wilkerson as required herein.

         Section 2.2 Termination and Release. In exchange for the payment by Samuels as set forth in Section 2.1(a) above and Samuels' agreement as set forth in Section 2.1(b) above, Wilkerson agrees that the Put Right shall terminate, and agrees to fully releases and hold Samuels harmless with respect to any claims, demands, damages and causes of action, if any, that Wilkerson may have against Samuels in respect of the Put Right, whether arising in contract, in tort, by statute, at law, in equity or otherwise, whether fixed or contingent, known or unknown, actual or potential, and/or raised or not. Upon payment under
Section 2.1(a) by Samuels, the Put Right, and the rights and obligations set forth in Section 2.3 of the Asset Purchase Agreement generally, shall be of no further force and effect and any rights or obligations relating thereto shall be released and terminated without any further right or liability in respect thereof. Wilkerson agrees that, with respect to its exercise of the Put Right, until the earlier of the day immediately following the Final Payment Date and the termination of this Agreement, it shall suspend further action in connection with such exercise of the Put Right.


         Section 2.3 Mutual Covenant. Each of Wilkerson and Samuels covenants and agrees that, at all times on or prior to the Final Payment Date, it shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, taking such action or performing such obligations as necessary to make its representations and warranties as set forth in Section 3.1 or 3.2, as applicable, true,




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complete and correct in all material respects as of the Final Payment Date. For the avoidance of doubt, Samuels shall have no obligation to make any payment as required under Section 2.1(a) hereof to the extent that Wilkerson's representation and warranty as set forth in Section 3.2.1 hereof is not true, complete and correct in all material respects.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Samuels Representation and Warranties. Samuels hereby represents and warrants to Wilkerson as follows:

                 3.1.1 Authorization. Samuels has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Samuels and the performance by Samuels of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of Samuels. This Agreement has been duly and validly executed and delivered by Samuels and (assuming that this Agreement is a legal, valid and binding obligation of Wilkerson) constitutes a legal, valid and binding obligation of Samuels, enforceable against Samuels in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally, to general principles of equity and to mandatory provisions of public policy.

                 3.1.2 No Conflicts or Violations; Approvals. The execution and delivery of this Agreement by Samuels does not, and the performance of Samuels' obligations under this Agreement will not:

                       (a) conflict with or result in a violation or breach of any provision of the certificate of incorporation or by-laws of Samuels;

                       (b) conflict with or result in a violation or breach of, or constitute a default under, with or without notice or lapse of time, or both, or require any consent under, any provision of any permit, license, contract or agreement to which Samuels is a party, except for such conflicts, violations or defaults that would not, individually or in the aggregate, impair the consummation of the transactions contemplated hereunder; or

                       (c) violate any term or provision of any Law or rule applicable to Samuels in a manner which would prevent or prohibit the consummation of the transactions contemplated hereby.

No action, approval, consent or authorization, including, without limitation, any action, approval, consent or authorization by, or any other order of, action by, filing with or notification to, any governmental or quasi-governmental agency, commission, board,



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bureau or instrumentality, is or will be necessary to be obtained or made by
Samuels to make this Agreement a legal, valid and binding obligation of Samuels, or to consummate the transactions contemplated hereunder.

                 3.1.3 Litigation; Compliance with Laws. There are no actions, suits, claims, arbitration proceedings or governmental investigations or inquiries that are pending or, to the knowledge of Samuels, threatened, against Samuels, or its officers, directors, employees or their assets that could prevent, prohibit or impair or impede the transactions contemplated by this Agreement. Samuels has complied with all applicable Laws, rules, reporting requirements, codes, plans and charges of federal, state, local and foreign governments, except where the failure to do so would not impair or impede the consummation of the transactions contemplated by this Agreement.

                 3.1.4 Knowledge and Release. Samuels has read this Agreement and freely and voluntarily enters into this Agreement, and no promise, agreement, representation or statement not set forth in this Agreement has been relied upon by Samuels in entering this Agreement.

         Section 3.2 Wilkerson Representations and Warranties. Wilkerson hereby represents and warrants to Samuels as follows:

                 3.2.1 Title. Wilkerson has good and marketable title to the Put Right (including never having assigned, transferred or conveyed the Put Right), free and clear of any Liens, and will, pursuant hereto, terminate and release the Put Right free and clear of any Liens. Wilkerson has not provided any subscription, option or right of any kind issued, granted by or binding upon Wilkerson or any of its affiliates to purchase or otherwise acquire the Put Right or any portion thereof.

                 3.2.2 Authorization. Wilkerson has all necessary organizational power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by Wilkerson and the performance by Wilkerson of its obligations under this Agreement have been duly and validly authorized by all necessary organizational action on the part of Wilkerson. This Agreement has been duly and validly executed and delivered by Wilkerson and (assuming that this Agreement is a legal, valid and binding obligation of Samuels) constitutes a legal, valid and binding obligation of Wilkerson, enforceable against Wilkerson in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally, to general principles of equity and to mandatory provisions of public policy.

                 3.2.3 No Conflicts or Violations; Approvals. The execution and delivery of this Agreement by Wilkerson does not, and the performance of Wilkerson's obligations under this Agreement will not:



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                       (a) conflict with or result in a violation or breach of
any provision of the organizational documents of Wilkerson;

                       (b) conflict with or result in a violation or breach of, or constitute a default under, with or without notice or lapse of time, or both, or require any consent under, any provision of any permit, license, contract or agreement to which Wilkerson is a party, except for such conflicts, violations or defaults that would not, individually or in the aggregate, impair the consummation of the transactions contemplated hereunder; or

                       (c) violate any term or provision of any Law or rule applicable to Wilkerson in a manner which would prevent or prohibit the consummation of the transactions contemplated hereby.

No action, approval, consent or authorization, including, without limitation, any action, approval, consent or authorization by, or any other order of, action by, filing with or notification to, any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is or will be necessary to be obtained or made by Wilkerson to make this Agreement a legal, valid and binding obligation of Wilkerson, or to consummate the transactions contemplated hereunder.

                 3.2.4 Litigation; Compliance with Laws. There are no actions, suits, claims, arbitration proceedings or governmental investigations or inquiries that are pending or, to the knowledge of Wilkerson, threatened, against Wilkerson, or its officers, directors, employees or their assets that could prevent, prohibit or impair or impede the transactions contemplated by this Agreement. Wilkerson has complied with all applicable Laws, rules, reporting requirements, codes, plans and charges of federal, state, local and foreign governments, except where the failure to do so would not impair or impede the consummation of the transactions contemplated by this Agreement.

                 3.2.5 Knowledge and Release. Wilkerson has read this Agreement and freely and voluntarily enters into this Agreement, and no promise, agreement, representation or statement not set forth in this Agreement has been relied upon by Wilkerson in entering this Agreement.

                                   ARTICLE IV

                       CLOSING; CONDITIONS TO OBLIGATIONS

         Section 4.1 Conditions to Obligations of Wilkerson. The obligations of Wilkerson hereunder are subject to the fulfillment of each of the following conditions:

                 4.1.1 Representations and Warranties. The representations and warranties made by Samuels in this Agreement shall be true, complete and correct in all material respects.



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                 4.1.2 Performance of Obligations. All of the covenants,
agreements, obligations and conditions of Samuels contained in this Agreement to be performed on or before the Final Payment Date shall have been so performed.

                 4.1.3 No Injunction or Proceeding. There shall not be in effect any writ, judgment, injunction, decree or similar order of any court or governmental or regulatory authority restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement, and there shall not be pending any claim, action, suit or other proceeding brought by any governmental or regulatory authority to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

                 4.1.4 Regulatory Approvals and Consents. All approvals, authorizations and clearances of any governmental or regulatory authority and any third parties necessary or appropriate for the consummation of the transactions contemplated hereby and the performance of the obligations of Samuels hereunder shall have been obtained and shall be in full force and effect on the date hereof.

         Section 4.2 Conditions to Obligations of Samuels. The obligations of Samuels hereunder are subject to the fulfillment of each of the following conditions:

                 4.2.1 Representations and Warranties. The representations and warranties made by Wilkerson in this Agreement shall be true, complete and correct in all material respects.

                 4.2.2 Performance of Obligations. All of the covenants, agreements, obligations and conditions of Wilkerson contained in this Agreement to be performed on or before the Final Payment Date shall have been so performed.

                 4.2.3 No Injunction or Proceeding. There shall not be in effect any writ, judgment, injunction, decree or similar order of any court or governmental or regulatory authority restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement, and there shall not be pending any claim, action, suit or other proceeding brought by any governmental or regulatory authority to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

                 4.2.4 Regulatory Approvals and Consents. All approvals, authorizations and clearances of any governmental or regulatory authority and any third parties necessary or appropriate for the consummation of the transactions contemplated hereby and the performance of the obligations of Wilkerson hereunder shall have been obtained and shall be in full force and effect on the date hereof.




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
                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.1 Indemnification.

                 5.1.1 Samuels Indemnity. Samuels agrees to indemnify, defend and hold harmless Wilkerson and each of its respective shareholders, affiliates, officers, directors, employees, agents, successors and permitted assigns (the "WILKERSON INDEMNIFIED PERSONS") from and against any and all losses, liabilities, damages, claims, expenses or deficiencies (including interest, penalties, fines, judgments, settlements, costs of preparation and investigation, costs incurred in enforcing this indemnity and reasonable attorneys' fees and expenses (collectively, "LOSSES")) that any Wilkerson Indemnified Persons may suffer, sustain, incur or become subject to, arising out of or due to (i) the inaccuracy of any representation or the breach of any warranty of Samuels in this Agreement or in any instrument or certificate delivered by Samuels pursuant to this Agreement and (ii) the nonfulfillment of any covenant, agreement or other obligation of Samuels under this Agreement.

                 5.1.2 Wilkerson Indemnity. Wilkerson agrees to indemnify, defend and hold harmless Samuels and each of its respective shareholders, affiliates, officers, directors, employees, agents, successors and permitted assigns (the "SAMUELS INDEMNIFIED PERSONS") from and against any and all Losses that any Samuels Indemnified Persons may suffer, sustain, incur or become subject to, arising out of or due to (i) the inaccuracy of any representation or the breach of any warranty of Wilkerson in this Agreement or in any instrument or certificate delivered by Wilkerson pursuant to this Agreement and (ii) the nonfulfillment of any covenant, agreement or other obligation of Wilkerson under this Agreement.

                 5.1.3 Survival of Reps and Warranties. The representations and warranties of each of the parties hereto shall survive the execution and delivery hereof.

         Section 5.2 Notices. Any notice or other communication given pursuant to this Agreement must be in writing and (a) delivered personally, (b) sent by facsimile or other similar facsimile transmission, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, as follows:

                 (i) if to Samuels:

                     Samuels Jewelers, Inc.
                     2914 Montopolis Dr., Suite 200
                     Austin, TX 78741
                     Attention:  Robert J. Herman
                     Facsimile No.:  512-369-1522

                 with a copy to:


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                     Jeffrey D. Hopkins
                     c/o Weil, Gotshal & Manges LLP
                     700 Louisiana, Suite 1600
                     Houston, TX 77002
                     Facsimile No.: 713-224-9511

                (ii) if to Wilkerson:

                     Wilkerson & Associates
                     222 South Main Street
                     Stuttgart, AR 72160
                     Attention: Bobby Wilkerson
                     Facsimile No.: 800-648-9182

                with a copy to:

                     Carl R. Bishop, Esq.
                     Moore & Serio
                     Clarendon, AR 72029
                     Facsimile No.:  870-747-3767

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 5.2 will (A) if delivered personally or by overnight express, be deemed given upon delivery; (B) if delivered by facsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (C) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

         Section 5.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties with respect to such subject matter other than those set forth or referred to herein. Each party understands that this Agreement is a full, final and complete settlement and release of the Put Right and that the consideration described herein to be provided by Samuels is all of the consideration to ever be given. Notwithstanding the foregoing, the parties hereto agree that the representations, warranties, agreement and covenants contained herein and the consideration to be transferred pursuant hereto is intended to compromise doubtful and disputed claims, avoid litigation, and, therefore, no payments made or other consideration given shall be construed as an admission of liability by any party--all liability being expressly denied.



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         Section 5.3 Expenses and Fees. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

         Section 5.4 Binding Effect. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 5.5 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that the other parties hereto will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action, in addition to any other remedy to which any party hereto may be entitled, at Law or in equity.

         Section 5.6 Further Assurances. Each of Samuels and Wilkerson agrees that, upon the reasonable request of the other, they will cooperate and will, execute and/or deliver such documents and instruments as any other party hereto may reasonably request containing terms and conditions mutually satisfactory to such parties to further effectuate the terms hereof.

         Section 5.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer or similar responsible party of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach or non fulfillment on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

         Section 5.8 Confidentiality. Each of the parties shall, and shall cause their respective affiliates, officers, directors, employees, agents, successors and permitted assigns to, not disclose without the prior written consent of the other party the existence of this Agreement or any of the terms hereof, provided that a party may disclose any such information (a) as may be required in response to any summons or subpoena or in connection with any litigation or (b) in order to comply with any Law applicable to such party. Each party hereto shall promptly notify the other party through its signatory to this Agreement should a third party formally request or seek to compel discovery, disclosure or production of this Agreement.

         Section 5.9 Governing Law. This Agreement, including, without limitation, the interpretation, construction, validity and enforceability thereof, shall be



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governed by the internal Laws of the State of Delaware, without regard to the principles of conflict of Laws thereof.

         Section 5.10 Submission to Jurisdiction.

                 (a) Any legal action or proceeding with respect to this Agreement or any document related thereto shall be brought solely in the courts of the State of Texas or of the United States of America for the Western District of Texas, and, by execution and delivery of this Agreement, each party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                 (b) Each party hereto irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, respectively, at its address provided herein.

                 (c) Nothing contained in this Section 5.10 shall affect the right of any party hereto to serve process in any other manner permitted by Law.

         Section 5.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 5.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect unless the result of such invalidity, illegality or incapability is to deny the parties hereto the benefit of the bargain as expressed in this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced and that such determination nevertheless does not deny the parties hereto the benefit of their bargain hereunder, (a) such term or other provision shall be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable term or other provision had never comprised a part hereof; and (c) the remaining terms and provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable term or other provision or by its severance from this Agreement.

         Section 5.13 Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof, and shall not affect in any way the meaning or interpretation of this Agreement.


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

                  Section 5.15 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument. A facsimile signature of this Agreement shall be effective in all respects.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date first written above.

                                           SAMUELS JEWELERS, INC.



                                           By:   /s/ RANDY MCCULLOUGH
                                              ---------------------------------
                                              Name:  Randy McCullough
                                                   ----------------------------
                                              Title: President and C.E.O.
                                                    ---------------------------



                                           WILKERSON & ASSOCIATES


                                           By:   /s/ BOBBY WILKERSON
                                              ---------------------------------
                                              Name:  Bobby Wilkerson
                                                   ----------------------------
                                              Title: President
                                                    ---------------------------




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